Exhibit 10.4

2nd AMENDMENT TO LEASE AGREEMENT

This 2ND AMENDMENT TO LEASE AGREEMENT (this “2nd Amendment”) is made by and between TISHA LAND COMPANY, LLC, a California limited liability company (“Landlord”), who is the successor-in-interest to Panattoni Investments, LLC, a California limited liability company, Diepenbrock Investment Properties, a California limited liability company, and Souza Investments, LLC, a California limited liability company, and UNITED STATIONERS SUPPLY CO., an Illinois corporation (“Tenant”).

This 2nd Amendment is entered into on September 23, 2010 and amends that certain Lease Agreement dated December 1, 2001 (the “Original Lease”) and that certain Amendment to Lease Agreement dated September -, 2003 (the “1st Amendment”).  The Original Lease, as amended by the 1st Amendment, shall be hereinafter referred to as the “Existing Lease”.  The Existing Lease, as amended by this 2nd Amendment, shall be hereinafter referred to as the “Lease”.

To the extent of any inconsistencies or contradictions between the terms and conditions of the Existing Lease and this 2nd Amendment, the terms and conditions contained herein shall supersede and take precedence over those contained in the Existing Lease.

1.               Existing Lease. The Lease Term under the Existing Lease shall be modified by this 2nd Amendment.

2.               Lease Expiration.  Notwithstanding anything to the contrary contained in the Existing Lease, the Lease Term shall expire on August 31, 2020.

3.               New Base Rent Schedule. Notwithstanding anything to the contrary contained in the Existing Lease, Tenant shall pay Base Rent for the following periods as follows:

October 1, 2010 – August 31, 2011	$62,500/mo

September 1, 2011 – August 31, 2012	$63,750/mo

September 1, 2012 – August 31, 2013	$65,025/mo

September 1, 2013 – August 31, 2014	$66,326/mo

September 1, 2014 – August 31, 2015	$67,652/mo

September 1, 2015 – August 31, 2016	$69,005/mo

September 1, 2016 – August 31, 2017	$70,385/mo

September 1, 2017 – August 31, 2018	$71,793/mo

September 1, 2018 – August 31, 2019	$73,229/mo

September 1, 2019 – August 31, 2020	$74,693/mo

4.               Tenant Improvements: Landlord, at Landlord’s sole cost and expense, shall perform the following improvements (collectively, the “Improvements”):

A.    Caulking the concrete exterior wall joints as needed throughout the building, which work shall commence within thirty (30) days of mutual execution and delivery of this 2nd Amendment and be completed diligently thereafter;

B.    Fill asphalt paving cracks in the parking lot, which work shall commence within thirty (30) days of mutual execution and delivery of this 2nd Amendment and be completed diligently thereafter;

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C.    Apply seal coat to, and stripe, parking lot, which work shall be completed by July 1, 2012; and

D.    Separate thermostats and appropriate  mechanical work  shall be provided for the HVAC unit that currently handles the break room and the other portion of the office to allow for separate  temperature  control of the office and break room areas (such that the HVAC unit will not have to heat or cool unoccupied or unused areas).  Work shall be completed by May 30, 2011.  Landlord agrees to cover these costs to a maximum amount of six thousand dollars ($6,000).  Any costs above this amount shall be borne by Tenant.

Tenant shall cooperate with Landlord’s performance of the Improvements, including, without limitation, giving Landlord commercially reasonable access to the Property to perform the Improvements during normal business hours.  By execution of this 2nd Amendment, Tenant authorizes Landlord to enter upon the Property to perform the Improvements and acknowledges and agrees that Tenant may have limited access to the Property during Landlord’s performance of the Improvements.  However, Landlord agrees to use commercially reasonable efforts to coordinate the timing of the performance of the Improvements with Tenant in order to minimize disruption to the operations of Tenant at the Premises.  Tenant hereby releases Landlord from any and all costs, claims, damages, injuries, liabilities or expenses Tenant may incur as a result of Landlord’s access to the Property and the performance of the Improvements, except to the extent caused by Landlord’s gross negligence or willful misconduct.  The foregoing grammatical paragraph is in addition to, and not in replacement of, the terms of Sections 5.06 and 6.02 of the Existing Lease.

5.     Options to Extend: Tenant shall have the right to extend the Lease Term (the “Extension Option”) for two (2), five (5)-year periods (each an “Option Term”) if Tenant (i) gives Landlord written notice of such election (the “Option Notice”) not later than ninety (90) days before the expiration of the then applicable Lease Term; and (ii) there exists no uncured material default on the part of Tenant under the Lease (as described in Section 10.02 of the Original Lease) on the date of giving the Option Notice and on the date of the expiration of the then applicable Lease Term.  The foregoing conditions are for the sole benefit of Landlord, and Landlord, alone, shall have the right in its sole and absolute discretion to insist on strict observance with the foregoing conditions or to waive any of the foregoing conditions.  All of the terms and conditions of the Lease shall apply during each Option Term (other than the obligation for Landlord to perform the improvements described in Section 4 of this 2nd Amendment, and other than the further right to extend the Lease Term after Tenant exercises the Extension Option for the second Option Term, which obligation and right shall be inapplicable).  The Base Rent for the first year of the first Option Term shall be in the amount of $76,187/month, and shall increase annually thereafter at a rate of two percent (2%) per annum through and including the second Option Term (if applicable).  If Tenant fails to deliver an Option Notice within the prescribed time period, then the Extension Option shall lapse and there shall be no further right to extend the Lease Term.  Tenant’s right to exercise the Extension Option for the second Option Term shall be conditioned upon Tenant successfully exercising the Extension Option for the first Option Term.  Except as provided in this Section 5, Tenant shall have no right or option to extend the Lease Term, including, without limitation, the terms and conditions contained in Section 7 of the Rider to the Original Lease.

6.     Real Estate Commission:   Landlord is represented by Cassidy Turley (“Landlord’s Broker”) and Tenant is represented by Grubb & Ellis (“Tenant’s Broker”).  Landlord shall be responsible for payment of all commissions.  Tenant’s Broker shall be paid a fee of three percent (3%) of the Base Rent described in Section 3 above.  Landlord’s Broker shall be paid a fee of two and one half percent (2.5%) of the Base Rent described in Section 3 above.  Commission shall be due and payable within fifteen (15) days after the mutual execution of this 2nd Amendment.  There shall be no fees or commissions due Landlord’s

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Broker and/or Tenant’s Broker with respect to any Option Term.  Landlord warrants and represents to Tenant that Landlord has not engaged or contracted with any person, firm or entity other than Landlord’s Broker to serve or act as a broker, agent or finder for the purpose of the transactions contemplated in this 2nd Amendment.  Tenant warrants and represents to Landlord that Tenant has not engaged, contracted with or dealt with any person, firm or entity, other than Tenant’s Broker (Landlord’s Broker and Tenant’s Broker are sometimes referred to herein collectively as the “Brokers”), to serve or act as a broker, agent or finder for the purpose of the transactions contemplated in this 2nd Amendment.  Tenant shall and does hereby indemnify and hold harmless Landlord from and against any claim for any consulting fee, finder’s fee, commission, or like compensation, including reasonable attorneys’ fees in defense thereof, payable in connection with this 2nd Amendment and asserted by any party arising out of any act or agreement by Tenant, excluding the commissions payable by Landlord to the Brokers as described above.  Landlord shall and does hereby indemnify and hold harmless Tenant from and against any claim for any consulting fee, finder’s fee, commission, or like compensation, including reasonable attorneys’ fees in defense thereof, payable in connection with this 2nd Amendment and asserted by any party arising out of any act or agreement by Landlord (including the commissions payable by Landlord to the Brokers as described above).

7.     AS-IS:    Tenant is currently in possession of the Property.  Tenant accepts the Property in its “AS-IS” condition, without warranties of any kind, including without limitation, any warranty of condition, or compliance with law, or that the Property is suitable for Tenant’s use.  Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Property or any part thereof or to bring into compliance with any laws or improve any condition existing in the Property, except as expressly provided in Section 4 above and as may otherwise be required by the Existing Lease.

8.     No Default: Tenant agrees, to the actual knowledge of the undersigned on behalf of Tenant, that no default on the part of Landlord exists in the performance of the terms, covenants, and conditions set forth in the Existing Lease required to be performed on the part of Landlord as of the date of this 2nd Amendment.

9.     Counterparts: This 2nd Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.   Definitions: All capitalized terms not otherwise defined herein shall have the same meanings utilized in the Existing Lease; provided, however, that to the extent any capitalized term is defined in this 2nd Amendment differently from the definition given in the Existing Lease, the definition utilized in this 2nd Amendment shall be controlling.

11.   Notices:  Notwithstanding anything contain to the contrary in Section 13.06 of the Original Lease, notices to Tenant shall be addressed as follows:

United Stationers Supply Co.
One Parkway North Boulevard
Deerfield, Illinois 60015
Attn:	Vice President — Engineering

With a copy to:

United Stationers Supply Co.
One Parkway North Boulevard
Deerfield, Illinois 60015
Attn:	General Counsel

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IN WITNESS WHEREOF, we have executed this 2nd Amendment to be effective on the date first set forth above.

LANDLORD:		TENANT:
TISHA LAND COMPANY, LLC,		UNITED STATIONERS SUPPLY CO.,
a California limited liability company		an Illinois corporation

By:	/s/ Ted Gallagher	By:	/s/ Richard W. Gochnauer

Printed:	Ted Gallagher	Printed:	Richard W. Gochnauer

Its:	Managing Partner	Its:	CEO

Date:	9/23/10	Date:	9/21/10

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